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                                                                 EXHIBIT 10.16

                        AMENDMENT TO TERMS OF DEBENTURES

        This Amendment to Terms of Debentures (this "Amendment") dated as of February 22, 1996, is entered into by and between Censtor Corp. ("Censtor") and Denki Kagaku Kogyo Kabushiki Kaisha ("Denka").

        Reference is made to the Subordinated Debenture Purchase Agreement dated August 24, 1988, by and between Censtor and Denka (the "Purchase Agreement"), as amended on October 13, 1992 (the "Debenture Amendment"); the Common Stock Convertible Subordinated Debenture dated August 24, 1988, executed by Censtor in favor of Denka, as amended by the Debenture Amendment (the "Convertible Debenture"); the Subordinated Debenture dated January 17, 1989, executed by Censtor in favor of Denka, as amended by the Debenture Amendment (the "Subordinated Debenture", and together with the Convertible Debenture, the "Debentures"); the Manufacturing License Agreement dated August 26, 1988
(the "MLA"), by and between Censtor and Denka, as amended on December 19, 1990, as further amended on May 17, 1990, as further amended on August 23, 1991, and as further amended on July 27, 1993 (the MLA and all amendments thereto collectively, the "License Agreement"); and the Security Agreement dated January 17, 1989, by and between Censtor and Denka (the "Security Agreement"). The Purchase Agreement, the Debenture Amendment, the Debentures, the License Agreement and the Security Agreement are collectively referred to herein as the "Debenture Documents".

        All capitalized terms defined in the Purchase Agreement, as amended by the Debenture Amendment, and the MLA and the various amendments thereof and used herein without definition shall have the respective meanings assigned to such terms (whether directly or indirectly by reference) in the Purchase Amendment, as amended, and the MLA and the various amendments.

                                    RECITALS

        WHEREAS, pursuant to the terms of the Purchase Agreement, Censtor agreed to issue and sell, and Denka agreed to purchase, the Convertible Debenture and the Subordinated Debenture, each in the aggregate principal amount of $5,000,000;

        WHEREAS, pursuant to the terms of the Purchase Agreement, Censtor issued the Convertible Debenture on August 24, 1988, and the Subordinated Debenture on January 17, 1989;

        WHEREAS, pursuant to the terms of the Convertible Debenture, as amended by the Debenture Amendment, Censtor agreed to pay to the order of Denka (i) the principal amount of $5,000,000, convertible into shares of Censtor's common stock at $5.00 per share, and the accrued interest thereon for the first three years after the date of issuance of such Debenture, on August 24, 1997, and (ii) annual installments of accrued interest commencing after the third year of the date of issuance of such Debenture;

        WHEREAS, pursuant to the terms of the Subordinated Debenture, as amended by the Debenture Amendment, Censtor agreed to pay to the order of Denka (i), the principal amount of $5,000,000 and the accrued interest thereon for the first three years after the date of issuance of such
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Debenture on January 17, 1998, and (ii) annual installments of accrued interest commencing after the third year of the date of issuance of such Debenture;

        WHEREAS, pursuant to the terms of the Security Agreement, Censtor granted Denka a security interest in certain of its assets as security for its payment obligations under the Subordinated Debenture;

        WHEREAS, pursuant to the terms of the License Agreement, Censtor agreed to pay to the order of Denka an amount equal to one percent (1%) of the running royalties Censtor received from its non-Denka licensees on their revenues of certain disk drives (the "Royalty Obligation");

        WHEREAS, in consideration for the execution and delivery of this Amendment, Censtor has agreed to amend the License Agreement such that, among other things, Censtor's Royalty Obligation is increased from one percent (1%) to five percent (5%), such increase effective until December 31, 2001;

        NOW, THEREFORE, in consideration of the mutual promises and agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to the above Recitals and as follows:

        1. Mandatory Payment of Accrued Interest Due Under Debentures. The Debentures are hereby amended such that Censtor shall be obligated to pay to the order of Denka the amount of $2,000,000 as soon as possible from the date hereof, but in no event later than July 30, 1996, which amount shall be credited against outstanding accrued interest due on the principal amount of the Debentures. Censtor's failure to meet its payment obligations under this Paragraph 1 shall automatically invalidate any and all terms of this Amendment, and Censtor's obligations shall be governed by the applicable Debenture Documents as in effect on July 30, 1996.

        2. Principal and Accrued Interest Due Under Debentures. If on September 30, 1996, Censtor has a cash balance equal to at least 18 months of monthly operating expenses or $3,000,000, as evidenced by its financial statements, then Censtor agrees to use its best efforts consistent with good business practices to pay to the order of Denka on such date all remaining outstanding principal and accrued interest thereon. Notwithstanding the actual amount of principal and accrued interest paid to Denka on September 30, 1996, the Debentures are further amended such that all other accrued interest due thereunder as of September 30, 1996 shall be forgiven by Denka.

        3. Reduction to Principal Owing Under Debentures. In consideration of the execution and delivery by Censtor of the Fifth Amendment to Manufacturing Licensing Agreement as of the date hereof and subject to Paragraph 2 above, Denka agrees that on September 30, 1996, the aggregate outstanding principal due under the Debentures shall be reduced by the lesser of $10,000,000 and the aggregate principal amount of the Debentures outstanding on such date. The parties shall execute and deliver any documents and instruments that may be necessary to evidence such reduction.

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        4.      Termination of Security Agreement. The Security Agreement
is hereby terminated as of the date of receipt of the amount of $2,000,000 by Denka pursuant to Paragraph 1 hereof and pursuant to Paragraph 2 of the Security Agreement.

        5. Continued Effect. Unless expressly amended hereby, the Purchase Agreement, the Debenture Amendment, the Convertible Debenture, the Subordinated Debenture, the Security Agreement and the License Agreement (except as amended on the date hereof) shall remain in full force and effect.

        6. Amendments. This Amendment may not be amended or waived except by a written instrument signed by both parties, and any such amendment or waiver shall be effective only for the specific purpose given.

        7. Binding Effect. This Amendment shall be binding upon and inure to the benefit to each party hereto and its successors and assigns.

        8. Entire Agreement. This Amendment, together with all Exhibits and Schedules hereto and the Debenture Documents, express the entire understanding of the parties with respect to the transactions contemplated hereby and by the Debenture Documents.

        9. Severability. The provisions of this Amendment are several and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction.

        10. Captions. Captions in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

        11. Counterparts. This Amendment hereby may be executed in several counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same, and all of which shall constitute one agreement. In proving this Amendment, it shall not be necessary to produce more than one such counterpart executed by the party to be charged.

        12. Governing Law. This Amendment shall be governed in all respects by and construed and enforced in accordance with the internal laws of the State of California, without reference to conflict of laws.

        13. JURISDICTION: WAIVER OF JURY TRIAL. THE PARTIES AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AMENDMENT OR ANY OF THE DEBENTURE DOCUMENTS BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR ANY FEDERAL COURT SITTING THEREIN. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION ARISING IN CONNECTION WITH THIS AMENDMENT.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.


                                        CENSTOR CORP.

                                        By:  /s/ Garrett Garrettson
                                             ----------------------

                                        Title: President & CEO
                                              ---------------------



                                        DENKI KAGAKU KOGYO KABUSHIKI
                                        KAISHA

                                        By: /s/ Tsuneo Yano
                                            ------------------------

                                        Title: President
                                               ---------------------


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